ASSIGNMENT OF LEASE AND ESTOPPEL AGREEMENT

THIS AGREEMENT is entered as of the 31st day of August, 1995, by and among Patrick E. Quinn and Max L. Fuller ("Assignors"), Q & F Realty, LLC, a Tennessee limited liability company ("Assignee"), and U.S. Xpress Enterprises, Inc., a Nevada Corporation ("Tenant").

WHEREAS, Assignors have entered into a Lease with Tenant dated January 28, 1994 of certain real property located in Whitfield County, Georgia, and a copy of said Lease is attached hereto as Exhibit A (the "Lease”); and

WHEREAS, Assignors desire to assign the Lease to Assignee upon the terms and conditions herein, and Assignee desires to assume all of the liabilities and duties as well as the rights of Assignors therein; and

WHEREAS, Tenant, upon receipt of notice from Assignors and pursuant to paragraph 14 of the Lease, will execute an estoppel certificate which is made a part of this agreement;

NOW THEREFORE in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties mutually agree as follows:

1.  Assignment. Assignors hereby sell, assign, transfer and convey to Assignee all of Assignors' right, title and interest in and to the Lease, including the rent to accrue under the Lease as of the effective date of this Agreement.

2.  Assumption. Assignee hereby accepts the assignment made herein and agrees to perform all of the terms and conditions of the Lease to be performed by the Assignors.

3.  Estoppel Certification. Tenant hereby certifies that:

(a)  Tenant is the tenant in possession of the property described in the Lease, a copy of which is attached hereto and incorporated herein by reference;

(b)  The terms of the Lease recited above are true and correct in all aspects, and the Lease is unmodified and in full force and effect;

(c)  The Assignors are not in default of any terms or conditions of the Lease, nor have Assignors committed any breach of the Lease;

(d)  No rent or other charges have been paid in advance under the Lease after the date hereof;

(e)  Tenant has no claim against Assignors for any deposits, security or otherwise;

(f)   Tenant, as of the date hereof, has no claims, defenses, counterclaims or offsets Tenant could allege in any action brought against Tenant for rent accruing under the Lease; and

(g)  Tenant hereby ratifies the Lease and agrees to attorn to and recognize Assignee as the lessor of the property described in the Lease.

4.  Discharge and Release. Assignee and Tenant hereby discharge and release
Assignors from any and all obligation, responsibility or liability, whether fixed or contingent, known or unknown, arising out of or in any way connected to the Lease or Assignors' obligations thereunder.

5.  Binding Effect. This Agreement shall be binding upon all of the parties hereto and their respective successors, heirs and assigns.

IN WITNESS WHEREOF each of the parties hereto has set forth his hand effective as of the day and date first written above.

                                             ASSIGNORS:

/s/ Patrick E. Quinn

/s/ Max L. Fuller

ASSIGNEE:

Q & F Realty, LLC,
a Tennessee limited liability company

By:   /s/ Patrick E. Quinn
Title: Chief Manager

TENANT:

U.S. Xpress Enterprises, Inc.,
a Nevada corporation

By:   /s/ Patrick E. Quinn
Title: President